United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2020

Date of Report (Date of earliest event reported)

Roth CH Acquisition II Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39795	83-3584204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCC	The Nasdaq Stock Market LLC
Warrants	ROCCW	The Nasdaq Stock Market LLC
Units	ROCCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2020, the registration statement (File No. 333-250937) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Roth CH Acquisition II Co. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated December 10, 2020, by and between the Company, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and EarlyBirdCapital, Inc.;

●	A Warrant Agreement, dated December 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated December 10, 2020, by and between the Company and the Company’s officers, directors and initial stockholders;

●	An Investment Management Trust Agreement, dated December 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Stock Escrow Agreement, dated December 10, 2020, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial stockholders of the Company;

●	A Registration Rights Agreement, dated December 10, 2020, by and among the Company and the initial stockholders of the Company;

●	Indemnity Agreements, dated December 10, 2020, by and between the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated December 10, 2020, by and between the Company and the initial stockholders of the Company; and

●	A Business Combination Marketing Agreement, dated December 10, 2020, by and between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.

On December 15, 2020, the Company consummated the IPO of 11,500,000 units (the “Units”), including 1,500,000 issued upon the exercise in full by the underwriters of the over-allotment option. Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one-half of one warrant (“Warrant”) entitling the holder of each whole Warrant to purchase one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000.

As of December 15, 2020, a total of $115,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of December 15, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with initial stockholders of the Company of 275,000 units (the “Private Units”), generating total proceeds of $2,750,000.

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The Private Units are identical to the Units sold as part of the public Units in this offering except that the Warrants underlying the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2020, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2020, by and between the Company, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and EarlyBirdCapital, Inc.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated December 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company.

10.1	Letter Agreements, dated December 10, 2020, by and between the Company and the Company’s officers, directors and initial stockholders.

10.2	Investment Management Trust Agreement, dated December 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company.

10.3	Stock Escrow Agreement, dated December 10, 2020, by and among the Company, Continental Stock Transfer & Trust Company and the initial stockholders of the Company.

10.4	Registration Rights Agreement, dated December 10, 2020, by and between the Company and the initial stockholders of the Company.

10.5	Indemnity Agreements, dated December 10, 2020, by and between the Company and the directors and officers of the Company.

10.6	Subscription Agreement, dated December 10, 2020, by and between the Company and the initial stockholders of the Company.

10.7	Business Combination Marketing Agreement, dated December 10, 2020, by and between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2020

ROTH CH ACQUISITION II CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Chief Executive Officer

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